Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-215327 on Form S-3 of our reports dated March 15, 2019, relating to the consolidated financial statements of Pingtan Marine Enterprise Ltd. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of Pingtan Marine Enterprise Ltd. for the year ended December 31, 2018.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, China

March 15, 2019